Exhibit 10.1

ACQUISITION AGREEMENT

Dated as of July 12, 2023

By and Between

SEATech Ventures Corp.

and

No.	Shareholder Name	Representing Share %
1	Lee Wai Mun	21.87%
2	Tai Kau @ Tai Fah Chong	21.87%
3	Wong Tien Erl	17.22%
4	Lee Han Cien	13.13%
5	Lee Wai Chun	13.13%
6	Eik Chu Yew	8.61%
7	Wong Po Leng	2.25%
8	Tok Khai Weei	1.92%

representing the 100% Shareholders of Just Supply Chain Limited respectively

This Acquisition Agreement (“Agreement”) is entered into as of July 12, 2023 by and between SEATech Ventures Corp. (Entity No.: E0168072018-2), a company incorporated in Nevada with its business address at 11-05 & 11-06, Tower A, Ave 3, Vertical Business Suite, Jalan Kerinchi, Bangsar South, 59200 Kuala Lumpur, Malaysia (“SEATech”), and Just Supply Chain Limited (Company No.: 2115658), a company incorporated in British Virgin Islands with its business address at T3A-23A-13A, Pusat Perdagangan Icon City, No. 1B Jalan SS8/39, SS8, 47300 Petaling Jaya, Selangor, Malaysia (“JustLorry” or “Acquired Entity”). SEATech and JustLorry are referred to herein individually as a “Party” and collectively as the “Parties.”

A.	SEATech was incorporated in Nevada. The Company and its subsidiaries are providing business mentoring, nurturing and incubation services relating to client businesses and corporate development advisory services to entrepreneurs in the broader technology industry, but with a specific focus on the information and communication technology industry.

B.	JustLorry is an investment holding company based in British Virgin Islands. Its principal activity is engaging in online logistic booking platform for customers in Malaysia to book delivery services via the “JustLorry” App available in both Android and Apple IOS devices through its wholly-owned subsidiary as described fully in Exhibit A.

C.	JustLorry is collectively owned by the 8 aforesaid shareholders (“Sellers”). And the Sellers hereby agreed to sell one hundred percent (100%) of the total shareholding in JustLorry to SEATech.

D.	SEATech hereby agreed to purchase from the Sellers, 100% of the shareholding interest in JustLorry for a consideration as indicated in Clause 2.1.

E.	The Sale and Purchase will create competitive advantage and business synergies mutually for SEATech and JustLorry.

NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties and covenants herein contained, the Parties agree as follows:

ARTICLE 1

SALE AND PURCHASE OF THE ACQUIRED ENTITY

1.1.	Basic Transaction. On the terms and subject to the conditions of this Agreement:

(a)	The Sellers hereby agreed to sell 100% of the shareholding in JustLorry to SEATech for a consideration as stated in Clause 2.1. below;

(b)	SEATech hereby agreed to purchase from the Sellers, a total of 100% of the shareholding in JustLorry for a consideration as stated in Clause 2.1. below;

1.2	Business Value. Both the Sellers and Buyer hereby agreed the business value of JustLorry to be MYR78,000,000 (“Business Value”). The Business Value includes, comprises, covers all the customers, fixed assets, cash and cash equivalents, liabilities of JustLorry as at the date of December 31, 2022 (the “Closing Date”). The Sellers will produce and provide a set of financial statements as at December 31, 2022 for the purposes of this Agreement and establishment of the Business Value. The Business Value is arrived at and assumed that JustLorry is a going concern entity and the Sellers hereby confirmed that JustLorry is a going concern entity.

1.3	Consideration. The Sellers agreed to sell and SEATech agreed to purchase 100% of the shares in JustLorry for a consideration of MYR78,000,000 (“Consideration”). Both the Sellers and SEATech agreed that the Consideration will be settled at stated in Clause 2.1 below.

1.4	Consideration Settlement. Both the Sellers and SEATech hereby agreed that the Consideration of MYR78,000,000 will be settled with the issuance of 21,831,660 common shares of SEATech Ventures Corp. (OTC PINK: SEAV) valued at a share price of US$0.80 per share, and such common shares shall be restricted under Rule 144 of the SEC Act. The common shares of SEATech shall be issued to the Sellers as indicated in Exhibit B.

ARTICLE 2

CLOSING

2.1	The consummation of the transfer by the Sellers, 100% of the shares in JustLorry to SEATech, and the acquisition by SEATech from the Sellers, the 100% of the shares in JustLorry and its assets by the payment of 21,831,660 new common shares of SEATech shall occur on or before the Closing Date. Immediately at the Closing Date, SEATech shall deliver, or cause to be delivered, to JustLorry, a board resolution confirming the issuance of 21,831,660 Common Shares of SEATech that are being sold, assigned, and conveyed to the shareholders of JustLorry, such board resolution shall be duly executed, endorsed and/or authenticated for delivery to JustLorry.

2.2	Immediately after the Closing Date, SEATech shall deliver to the Sellers, share certificate(s) / book entry statement representing 21,831,660 shares issued in the names as shown in Exhibit B. It is understood that the share certificate(s)/ book entry statement so delivered will display the required restrictive legend pursuant to Rule 144 of the United States Securities and Exchange Act.

2.3	On or before Closing Date, the Sellers shall deliver, for transmittal to SEATech, duly authorized, properly and fully executed documents in English, evidencing and confirming the sale of 100% of the shares of JustLorry and its assets specifically detailing the assets and an asset valuation by a third-party valuator.

ARTICLE 3

EXECUTION

3.1	SEATech shall execute and deliver to the Sellers, on the Closing Date, any and all such other documents and instruments, and take or cause to be taken any and all such other and further actions that may be necessary, appropriate or advisable in order to vest fully, and to confirm the purchase and sale, the title to and possession of the common shares of SEATech.

3.2	The Sellers shall execute and deliver to SEATech, on the Closing Date, any and all such other documents and instruments, and take or cause to be taken any and all such other and further actions that may be necessary, appropriate or advisable in order to vest fully, and to confirm the purchase and sale, the title to and possession of 100% of the shares of JustLorry and all of the assets of JustLorry.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF SEATech

SEATech hereby represents and warrants to the Sellers as follows (it is being acknowledged that the Sellers are entering into this Agreement in material reliance upon each of the following representations and warranties, and that the truth and accuracy of each of which constitutes a condition precedent to the obligations of SEATech hereunder):

4.1	Authorization. SEATech, represented by Mr. Chin Chee Seong being the Director of SEATech has full power, legal capacity and authority to enter into this Agreement and to consummate the transaction herein contemplated, and to perform all obligations hereunder. This Agreement constitutes the legal, valid and binding obligation of SEATech, and this Agreement is enforceable with respect to the Sellers in accordance with its terms. Neither the execution and delivery of this Agreement, nor the compliance with any of the provisions hereof, will (a) conflict with or result in a breach of, violation of or default under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, lease, credit agreement or other agreement, document, instrument or obligation to which SEATech is a party or by which SEATech or any of its assets or properties may be bound or (b) violate any judgment, order, injunction, decree, statute, rule or regulation applicable to SEATech or the assets or properties of SEATech.

4.2	Legality of Shares. To the best of SEATech’s knowledge, the common shares of SEATech, when delivered as provided in this Agreement, will be validly issued, fully paid and nonassessable. The common shares of SEATech, upon sale, assignment, transfer and conveyance thereof, will not be subject to the preemptive right of any shareholder or any other person. Upon delivery of and payment for the common shares of SEATech as set forth in this Agreement, the Sellers will receive title to the common shares of SEATech thereto, free and clear of all liens, encumbrances, charges and claims whatsoever.

4.3	Compliance with Securities Laws.

(a)	No formal or informal investigation or examination by the Securities and Exchange Commission (the “Commission”) or by the securities administrator of any state is pending or threatened against SEATech.

(b)	Neither SEATech, nor any of its directors or officers, have been convicted of any felony or misdemeanor in connection with the sale or purchase of any security or involving the making of any false filing with the Commission.

(c)	SEATech is not subject to any order, judgment or decree of any court of competent jurisdiction temporarily, preliminary or permanently restraining or enjoining such person from engaging in or continuing any conduct or practice in connection with the sale or purchase of any security or involving the making of any false filing with the Commission.

4.4	No undisclosed Issues or Liabilities. SEATech warrants that to the best of its knowledge there are no, issues that might tend to cause damage to SEATech or its shareholders, or state or federal regulatory problems of any description.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES OF THE SELLERS

5.1	Authorization. The Sellers have full power, legal capacity and authority to enter into this Agreement, to execute all attendant documents and instruments necessary to consummate the transaction herein contemplated, to purchase and acquire the common shares of SEATech from SEATech and to perform all obligations hereunder. This Agreement constitutes the legal, valid and binding obligation of the Sellers and this Agreement is enforceable with respect to the Sellers, in accordance with its terms.

5.2	Information Regarding this Agreement and the Company. The Sellers has obtained such information regarding the financial position and prospects of SEATech, as the Sellers considers necessary or appropriate for the purpose of purchasing and acquiring the common shares of SEATech from SEATech pursuant to this Agreement.

5.3	Compliance with Securities Laws.

(a)	No formal or informal investigation or examination by the Commission or by the securities administrator or legal authority of any state or jurisdiction within or outside of the United States, Malaysia, or the British Virgin Islands, is pending or threatened against the Sellers, or the assets of the Sellers.

(b)	Neither the Sellers nor its officers or owners have been convicted of any felony or misdemeanor in connection with the sale or purchase of any security or involving the making of any false filing with in any jurisdiction.

(c)	The Sellers is not subject to any order, judgment or decree of any court of competent jurisdiction temporarily, preliminary or permanently restraining or enjoining them from engaging in or continuing any conduct or practice in connection with the sale or purchase of any security or involving the making of any false filing with in any jurisdiction.

5.4	Disclosure of Transference of Control

(a)	The Sellers understand and accept that certain legal and regulatory filings and disclosures will be required in order to properly and legally execute the transfer of control of the shares and assets. Such filings and disclosures include, but are not limited to the filing of a Schedule 14C Information Statement pursuant to Section 14(c) of the Securities Exchange Act of 1934 or a Form 8-K with the United States Securities and Exchange Commission.

(b)	One or more filings of the Initial statement of beneficial ownership of securities on Schedule 13D or other similar ownership forms.

(c)	The Sellers will assist fully in the preparation and filing of all such required filings in order to fully ensure that all required filings are executed and filed properly and in a timely manner.

(d)	The Sellers will provide a detailed list of the individuals or entities (the “New Shareholders”), as indicated in Exhibit B, designated to receive common shares of SEATech pursuant to issuance of the 21,831,660 common shares of SEATech specified in this Agreement.

(e)	The above noted detailed list of the New Shareholders shall include the full legal name of the individual or entity receiving common shares of Asia, the full address and citizenship or corporate jurisdiction of each New Shareholder (attached hereto as Exhibit B).

5.5	The Sellers warrant that they shall deliver to SEATech all of rights, titles and interests in 100% of the shares of JustLorry, and the assets and all attendant or related assets, including, but not limited to: proprietary intellectual property, maps, documents, deeds, files, titles, patents, know-how and good-will, together with any other item, assets, products, files, records, documents, signatures, interests or rights pertaining to or relating to the Assets in keeping with the intentions and the spirit of this Agreement.

5.6	The Sellers warrant that all translations in English of all documents, as required by the US Securities Act shall be accurate legal translations and that any discrepancy between the original documentation and the English translation, the English translation shall take precedence.

5.7	The Sellers warrant and confirm that immediately upon closing it will, undertake a full and up-to-date audit of the financial position of JustLorry, which audit will be conducted by an auditor qualified by the Public Company Accounting Oversight Board (PCAOB).

5.8	The Sellers warrant that they shall deliver to SEATech the independent valuation report of the entire equity interest of Just Supply Chain Sdn. Bhd. conducted by Crowe Advisory Sdn. Bhd. to support the agreed valuation of MYR78 million or US$17,465,328 Business Value.

5.9	The Sellers warrant and confirm that upon closing and thereafter, JustLorry will have adequate working capital and sufficient cash flow to finance its daily operations.

5.10	The Sellers warrant and confirm that immediately upon closing, there are no amount owing to and/or from directors.

5.11	The Sellers warrant and confirm that its Key Employees will remain in its employment for 2 years from the date of this Agreement and the Key Employees are:-

(a) CEO, Wong Tien Erl (NRIC.: 841025-10-5025)
(b) Sales & Marketing Director, Eik Chu Yew (NRIC No.: 841022-08-6869) and
(c) CFO, Tan See Meng (NRIC.: 650216-10-6563)

5.12	The Sellers warrants to unconditionally and irrevocably undertake to indemnify and keep SEATech harmless from and against charges, expenses, actions, proceedings, penalties, fines, claims and demands, actual or contingent, known or unknown and whether foreseeable or not for 2 years from the date of this Agreement.

ARTICLE 6

MISCELLANEOUS PROVISIONS

6.1	Parties in Interest. This Agreement shall be binding upon and inure to the benefit of the Parties hereto, and the heirs and personal representatives of each of them, but shall not confer, expressly or by implication, any rights or remedies upon any other party.

6.2	Confidentiality. The Parties agree that the terms and conditions of this agreement shall be kept strictly confidential and shall not reveal or divulge to any third party or entities other than for regulatory filings or tax purposes and/or pursuant to a court order. The parties further agree that any dissemination of this agreement shall not be made without prior written consent of the other party.

6.3	Governing Law. This Agreement is made and shall be governed in all respects, including validity, interpretation and effect, by the laws of Malaysia.

6.4	Shares to Be Held In Escrow. The Parties agree that all shares issued, pursuant to the terms and conditions of this agreement, shall be issued as soon as practicable following the signing of this agreement, but all shares so issued SHALL BE HELD IN ESCROW and shall be deemed to be in the full control of the issuing party until the Closing.

6.5	Notices. All notices, requests or demands and other communications hereunder must be in writing and shall be deemed to have been duly made if personally delivered or mailed, postage prepaid, to the parties as follows:

(a) If to SEATech, to:	SEATech Ventures Corp.
11-05 & 11-06, Tower A,
Ave 3, Vertical Business Suite,
Jalan Kerinchi, Bangsar South,
59200 Kuala Lumpur, Malaysia

(b) If to the SELLERS, to:	Just Supply Chain Limited
T3A-23A-13A, Pusat Perdagangan Icon City, No. 1B Jalan SS8/39, SS8,
43700 Petaling Jaya, Selangor, Malaysia

Either party hereto may change his address by written notice to the other party given in accordance with this Section 6.5.

6.6	Entire Agreement. This Agreement contains the entire agreement between the Parties and supersedes all prior agreements, understandings and writings between the Parties with respect to the subject matter hereof. Each party hereto acknowledges that no representations, inducements, promises or agreements, verbal or otherwise, have been made by either party, or anyone acting with authority on behalf of either party, which are not embodied herein, and that no other agreement, statement or promise may be relied upon or shall be valid or binding. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated verbally. This Agreement may be amended or any term hereof may be changed, waived, discharged or terminated by an agreement in writing signed by each of the parties hereto.

6.7	Captions and Headings. The article and section headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit or add to the meaning of any provision of this Agreement.

6.8	Attorneys’ Fees. In the event of any litigation between the parties hereto, the non-prevailing party shall pay the reasonable expenses, including the attorneys’ fees, of the prevailing party in connection therewith.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

SEATech Ventures Corp.

By:	/s/ Chin Chee Seong
Designated Signing Authority
Chin Chee Seong
Director

SELLERS:

By:	/s/ Lee Wai Mun	By:	/s/ Tai Kau @ Tai Fah Chong
	Lee Wai Mun		Tai Kau @ Tai Fah Chong

By:	/s/ Lee Han Cien	By:	/s/ Lee Wai Chun
	Lee Han Cien		Lee Wai Chun

By:	/s/ Wong Tien Erl	By:	/s/ Eik Chu Yew
	Wong Tien Erl		Eik Chu Yew

By:	/s/ Wong Po Leng	By:	/s/ Tok Khai Weei
	Wong Po Leng		Tok Khai Weei

EXHIBIT A

List of Assets of Just Supply Chain Limited

1)	Just Supply Chain Sdn. Bhd. is company incorporated in Malaysia.

Just Supply Chain Limited

/s/ Wong Tien Erl
Designated Signing Authority
Name:	Wong Tien Erl
Director

EXHIBIT B

List of Amount of Just Supply Chain Limited’s Shares to be Acquired & Entitled Amount of SEATech Ventures Corp.’s Common Share for each SELLERS

SELLERS	Just Supply Chain Limited’s Shares to be Acquired by SEATech Ventures Corp.	Number of Entitled SEATech Corp.’s Common Shares
Lee Wai Mun	2,187	4,774,584
Tai Kau @ Tai Fah Chong	2,187	4,774,584
Wong Tien Erl	1,722	3,759,412
Lee Han Cien	1,313	2,866,497
Lee Wai Chun	1,313	2,866,497
Eik Chu Yew	861	1,879,706
Wong Po Leng	225	491,212
Tok Khai Weei	192	419,168
TOTAL	10,000	21,831,660

Just Supply Chain Limited

/s/ Wong Tien Erl
Designated Signing Authority
Name:	Wong Tien Erl
Director